EXHIBIT  10(iii)
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                              JOINT-VENTURE
             DONGGUAN  SHILONG  TOWN  NEW  CITY CENTRE LOT #PI
                                AGREEMENT

Based on the principle of mutual benefits and by means of friendly consultation, Shilong Town House and Properties Corporation (referred to as Party A hereafter) and Honpar (Huangzhou) Properties Ltd. of Hong Kong (referred to as Party B hereafter) have agreed to invest jointly in the Shilong Town New City Centre Lot #PI. This agreement is established to this end:

Article  One

Party A and Party B have agreed to develop the Shilong Town New City Centre Lot #PI in Shilong Town, Dongguan, Guangdong and to operate the development therein.

Article  Two

The scope of this project is to develop, construct, sell, rent and operate the following items in the core of the Dongguan Shilong Town New City Centre Lot #PI: single family dwelling units, offices, commercial/ residential dual purpose building, service-style residential units, Chinese and Western style restaurant, Karaoke bar, night club, tennis court, swimming pool, bowling alley, gym, laundry mat, integrated shopping mall, supermarket, product showroom and integrated service facilities. The scope of operation in the second phase shall include these additional items: guest rooms, sauna, etc

The purpose of this project is to provide residential units, service-style residential guess rooms, offices, restaurant service, shopping and integrated service facilities to foreign personnel in China, business travelers, overseas Chinese visitors, Chinese from Hong Kong and Macao and other visitors and businesses from abroad.

Article  Three

The location of this project is the Dongguan Shilong Town New City Centre Lot #PI. This project is to be implemented in phases in accordance with an overall master plan. Applications for the pertinent approval documents and operation permits shall be filed on a phase by phase and item by item basis. (The company with the required operation permit shall be referred to as "The Joint Venture Company" hereafter.)

The lot area involved in the multipurpose building component of this project is appropriate 4,130 square meters (AM2") . The building area is approximately 16,000 M2. (The final measurement shall be based on the building plan and the design papers approved by the administrative authorities of Dongguan.)

The lot area involved in the entertainment centre component of this project is approximately 3,600 M2 . The building area is approximately 10,000 M2 . The first phase of construction is targeted for completion in approximately two years.

The lot area required for other buildings in this project is approximately 48,000M2, of which 2,100 M2 is for the first phase. The building area is approximately 40,000 M2 to 62,000 M2, (the final measurement to be based on the building plan and the design papers approved by the administrative authorities of Dongguan), of which 5,000 M2 is for the first phase. The first phase is targeted for completion in approximately two years. When 70% of the first phase has been rented and/or sold, the second phase is to begin. The entire project is targeted for completion in approximately ten years.

The Joint Venture Company has the status of a corporation in the People's Republic of China, and is under the protection and jurisdiction of the law of the People's Republic of China. It also enjoys the favorable treatments granted to Chinese-Foreign joint venture companies (and Three Capital Enterprises).

Article  Four

The total investment in this project is approximately two hundred and fifty million RMB (V250,000,000.00), of which sixteen million and eight hundred thousand RMB (Y 16,800,000.00) is for the entertainment centre component in the phase.

Party A's share of investment shall be in the form of the Shilong City Centre Lot #PI, which has an area of 57,500 M2 , valued at fifty million RMB, equivalent to a 20% share. Party B shall put in two hundred million RMB and shall have an 80% share. Both parties shall put in their respective share of investment in phases. In the first phase, Party A shall put in 3,864 M2 of land, valued at three million three hundred and sixty thousand RMB, which is equivalent to a 20% share. Party B shall put in thirteen million four hundred and forty thousand RMB, which is equivalent to 80% share.

Article  Five

The registered capital for the first phase of this project shall be eleven million seven hundred and sixty thousand RMB (V11,760,000.00). Party A shall put in its share of investment in the form of 2,705 M2 of land, valued at two million three hundred and fifty thousand RMB (Y2,350,000.00). During the first phase, Party A shall, according to the needs of the development project, put in an additional 159 M2 of land, valued at one million and ten thousand RMB (YI,010,000.00). Party B shall put in nine million four hundred and ten thousand RMB (y9,410,000.00), of which the first installment of one million and one hundred and forty thousand RMB (VI, 140,000.00) shall be put in by Party B within three months after obtaining the operation permit. Party B is responsible for raising an additional four million and thirty thousand RMB (Y4,030,000.00), over and above the registered capital, as additional funds to be put in according to the needs of the project.

Article  Six

In this project, Party A shall provide the Shilong Town New City Centre Lot #PI, the area of which is approximately 57,500 M2 (of which the first phase shall have an area of 3,864 M2); the land use right shall be for 50 years (70 years). In addition, Party A shall be responsible for the requisition of the land, the land requisition cost(s), and for the costs of hook up/installation for three utility services and land levelling to the building line. In the project, Party B shall be responsible for raising and putting in the entire amount required for construction (including the fees for obtaining the certificate of land use right for state-owned land, municipal coordination fees and the administration fees collected by the city government and the township government). For this project, Party A shall not be reimbursed for the price of the land, and Party B shall not be reimbursed for the construction fees.

2. The land use term for the multipurpose building and entertainment centre is 50 years; the land use term for other buildings is 70 years.

3. Both parties have agreed that the initial phase of this project shall include a multipurpose building, a hotel, service-style residential units, single family dwelling units, and a commercial/residential dual purpose building, etc(subject to modification due to market demands upon the approval of the Board of Directors).

4. As to the multipurpose building and the entertainment centre, Party B shall be responsible for the costs of the elevator(s), fire safety costs, and the costs for furnishing the outside wails as well as the public areas of the buildings. (Party B shall not be reimbursed for these costs.) The remainder of the furnishing costs shall be paid for by the Joint Venture Company. The various components failing within this venture may be leased, in part or in whole, to one or more third party operators (in which case the leasees shall in turn assume the costs of furnishing).

5 . For all other buildings (including service-style residential units, single family dwelling units and the commercial/residential dual purpose building), a separate portfolio file for each phase shall be prepared to reflect the market demands. Once Party B has ascertained and confirmed that a portfolio file reflects the standard rent and selling price, any amounts in excess of the standard furnishing costs (including capital portion and interest) may be recouped by Party B in stages.

6. As to the portion of each phase of this project to be rented and sold and the prices thereof, the General Manager shall, based on market demands, prepare a proposal for execution upon the approval of the Board of Directors.

7. The profit generated by this project (i.e. for the multipurpose building, entertainment centre and rental buildings: revenue minus operating costs; for the remainder of the project: revenue minus costs incurred in sales) shall first be used to repay the following: the principal of and interest on the bank loan for running capital (not including construction costs), the principal and interest on the government administration fee(s) which Party B put in (including the fees for obtaining the certificate of land use right for state- owned land, municipal coordination fees and the administration fees collected by the city government and the township government), the capital put in by Party B for the business operation (from the time of the signing of the contract to the completion of the first phase). After the above repayments, taxes shall be paid according to the pertinent regulations on the remaining amount. The after tax profit shall be distributed between Party A and Party B, whereby Party A shall have 20%, and Party B shall have 80%.

8. In the event of pre-selling while the project is still in the construction phase, Party A and Party B have agreed to abide by the following provision:

While pre-selling abroad (in such areas as Hong Kong, Macao and Taiwan), Party B shall deposit the pre-sale amount in the bank account at a bank designated by Party A and Party B upon mutual agreement. The bank account shall be located in Hong Kong and shall be in the name of the Joint Venture Company. Two signatures-one from an appointed representative from Party A and one from an appointed representative from Party B-are required for withdrawal. While pre-selling in the People's Republic of China, the pre-sale amount shall be deposited in the Joint Venture Company account in a bank in China. ln the event that the Joint Venture Company has to utilize the pre-sale amount, both parties have agreed that payments be made according to the following principles (neither side may refuse to pay):

0.1 Construction costs and furnishing costs: including design fees, building project fees, costs of materials, costs of facilities, facility installation charges, costs of enhancing the hydro and electricity capacity, supervision fees, furnishing fees, Party B's administration fees, the various construction related fees charged by the authorities, and so on.

0.2     Sales  and  Marketing  Costs:  advertising  and  agency  fees,  etc

0.3 Other Costs: including legal fees, bank charges and insurance premium, etc

0.4 The remaining amount shall be distributed according to the stipulation in point 7) of this article.

Article  Seven

The term for the entire joint venture project is 70 years, in that the joint venture term for the component involving the multipurpose building and entertainment centre is 50 years and the joint venture term for the other buildings is 70 years. The joint venture term commences on the date on which the Joint Venture Operation Permit is issued.

Article  Eight

In addition to the stipulations in the other provisions of this agreement, the joint venture parties shall fulfill the following obligations:

Party  A:

1) shall be responsible, on behalf of the Joint Venture Company for filing the required applications to the pertinent Dongguan authorities, obtaining approvals for contracts and company bylaws, obtaining registration and business licenses, etc. for the different phases of the project.

2) shall be responsible for reporting to the pertinent Dongguan authorities regarding the construction projects and for obtaining the engineering/ construction project permit, building permit, and construction permit, etc.

3) shall be responsible for providing the land use right for the 4,130 M2 of land located at the Dongguan Shilong Town New City Centre Lot #PI and for the 3,864 M2 of land for the entertainment centre. In addition, Party A shall also be responsible for obtaining other certificates and documentation papers, and shall obtain the certificate of land use right for state-owned land within three months after the Joint Venture Company has obtained its operation permit. The remainder of the land for other buildings shall be subdivided in eight phases; Party A shall provide the land use right for each phase as the project progresses and shall obtain for each phase the certificate of land use right for state-owned land.

4) shall complete the hook up/installation of the three utility services and the land leveling work within one month after Party B has put in its first installment of funds. As to the land for other buildings, Party A shall be responsible for completing the hook up/installation of the three utility services and the land leveling work for each phase within one month after obtaining the land use certificate for that phase.

5) shall assist the Joint Venture Company in the purchase, in China, of materials and supplies required for the construction work of this project.

6) shall assist the Joint Venture Company in handling and making proper contacts for the hook up/installation of the five utility services (hydro, plumbing, electricity, communications, and public antenna) and municipal infrastructure.

7) shall assist the Joint Venture Company in handling the custom declaration and custom exemption application procedures for the import of required materials, equipment, machines etc. and in obtaining the required import permits.

8) shall assist in the arrangement of entry visas, work permit and travel papers for personnel from Hong Kong.

9)     shall  assist in other matters as entrusted by the Joint Venture Company.

Party  B:

1) shall be responsible for putting in the first installment of registered capital according to the stipulated time frame in this contract, and for putting in the rest of the registered capital according to the needs of the development and the progress of the construction project(s).

2) shall produce preliminary plan(s) as per the requirements of the Dongguan planning authorities.

3) shall assist the Joint Venture Company in such matters as the handling of construction project approval application.

4) shall be responsible for the purchase of materials and equipment, etcfrom abroad.

5) shall be responsible for the planning, development and operation of this project.

Article  Nine

The Board of Director for this project shall consist of seven members. Party A shall appoint two members; Party B, five members.

Article  Ten

The Joint Venture Company shall establish an entity for the operation and administration of this project. This operational and administrative entity is responsible for the planning and day to day operation of the construction project(s), and shall have a General Manager. Party B shall recommend a candidate for the General Manager position, and the Board of Direct shall carry out the hiring. The term for the position is four years.

Article  Eleven

In the event that either party fails to fulfill any of the obligations in this contract, such that this contract may not be realized in part or in whole, such eventuality shall constitute a breach of contract. The party in breach of contract shall assume the responsible for the breach, and shall compensate the other party for financial losses resulted from the breach both directly and indirectly.

Article  Twelve

Both parties may, at any time, consult with each other on any outstanding matters concerning the project, and may, at any time, provide amendment and elaboration to this agreement. Amendment may be made in writing with signatures from both parties.

Article  Thirteen

Six exact duplicate copies of this agreement will be made, three copies for Party A and three copies for Party B. The six duplicate copies shall be equally valid.

Party A:                                Party B:

Shilong Town House and Properties      Honpar (Huangzhou) Properties Limited of
Corporation of Dongguan                Hong Kong

Name of Representative:                Name of Representative:
CHEN, Jiannng                          Stephen Shue Tong
Position: Manager                      Position: President
Signature: Jiannng Chen                Signature: /s/ Stephen Shue Tong


Witnesses:
Government  of  Shilong  Town,  Dongguan

          Secretary:                    Town  Mayor:
          YUAN,  Houzhi                 Huang,  Zhuoxi

          November  29,  1995           November  29,  1995

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